Exhibit 107

Calculation of Filing Fee Tables

FORM S-4/A

(Form Type)

BURTECH ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be paid	Equity	Class A common stock, par value $0.0001 per share	457(f)(1)	13,162,663(3)	$11.30(7)	$148,738,091.90(7)	0.00015310	$22,771.80
Fees previously paid	Equity	Class A common stock, par value $0.0001 per share	457(f)(1)	132,118,349(4)	$11.23(8)	$1,483,689,059.27(8)	0.00014760	$218,992.51
Fees previously paid	Equity	Warrants	457(c), 457(f)(1), 457(i)	29,648,250 (5)	---(9)	---(9)
Fees previously paid	Equity	Class A common stock underlying Warrants	457(c), 457(f)(1), 457(i)	29,648,250 (6)	$11.70	$346,884,525.00(10)	0.00014760	$51,200.16

	Total Offering Amounts					$1,979,311,676.17		$292,964.46
	Total Fees Previously Paid							$270,192.66(11)
	Total Fee Offsets							-
	Net Fee Due							$22,771.80

(1) All securities being registered represents the estimated number of shares of Class A Common Stock to be issued by BurTech Acquisition Corp., a Delaware corporation (“BurTech”), in connection with the proposed business combination pursuant to that certain Agreement and Plan of Merger by and among BurTech, BurTech Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of BurTech, Blaize, Inc., a Delaware corporation (“Blaize”) and, solely for the limited purposes set forth therein, Burkhan Capital LLC, a Delaware limited liability company (“Burkhan”) (as amended from time to time, the “Merger Agreement”) (the “Business Combination”) and the 15,162,663 shares of New Blaize Common Stock issuable on the Closing Date upon reclassification of the BurTech Class A Common Stock that were originally issued in the SPAC’s initial public offering and outstanding as of the Record Date on a one-to-one basis, minus the 2,000,000 BurTech Class A Common Stock that will be forfeited as part of the Sponsor Forfeiture Agreement at Closing, less any shares that are redeemed. In connection with the Business Combination, (a) BurTech will change its name to “Blaize Holdings, Inc.” (“New Blaize”); (b) each share of Blaize common stock, par value $0.00001 per share (the “Blaize Common Stock”) issued and outstanding immediately prior to the Effective Time (but excluding any (x) shares of Blaize Common Stock subject to Blaize RSUs and Blaize Option, (y) shares of Blaize Common Stock held by Blaize as treasury stock, and (z) shares the holders of which perfect rights of appraisal under Delaware law) will be cancelled and converted into the right to receive a number of shares of BurTech Class A Common Stock (rounded up to the nearest whole share) equal to the quotient obtained by dividing (i) the Company Base Merger Consideration, by (ii) the Aggregate Company Shares (as defined in the Merger Agreement); (c) each Blaize Option that is outstanding and unexercised immediately prior to the Effective Time shall automatically be converted into an option to purchase shares of Common Stock of New Blaize (“New Blaize Common Stock”) as set forth in the Merger Agreement; (d) each award of Blaize RSUs that is outstanding and unsettled immediately prior to the Effective Time shall automatically be converted into an award of restricted stock units relating to shares of New Blaize Common Stock as set forth in the Merger Agreement; and (e) Blaize stockholders and holders of Blaize Options and Blaize RSUs will also receive up to an aggregate of 15,000,000 earnout shares of New Blaize Common Stock (the “Company Earnout Shares”) and Burkhan will receive up to an aggregate of 2,600,000 earnout shares (the “Burkhan Earnout Shares”) upon certain triggering events within five years post-closing.

(2) Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share subdivisions, share dividends or similar transactions.

(3) Represents the 15,162,663 shares of BurTech Class A Common Stock outstanding on the Record Date (as defined in the Merger Agreement) that will be reclassified as shares of New Blaize Common Stock at the Closing on a one-to-one basis, minus the 2,000,000 BurTech Class A Common Stock that will be forfeited as part of the Sponsor Forfeiture Agreement at Closing, less any shares that are redeemed.

(4) Represents the aggregate maximum number of shares of BurTech Class A Common Stock that may be issued in connection with the Business Combination, estimated solely for the purpose of calculating the registration fee, and is based on an amount equal to the sum of (i) 83,700,000 shares of Class A Common Stock to be issued to the equityholders of Blaize equal to (a) the quotient (such quotient, the “Company Base Merger Consideration”) obtained by dividing (A) the sum of (x) the Base Purchase Price of $767,000,000, plus (y) $70,000,000, by (B) $10.00, (ii) 5,642,836 shares of Class A Common Stock issuable to Burkan and/or its Affiliates and/or nominees in connection with the Business Combination, in exchange for the shares of Blaize Common Stock issuable upon the conversion or exercise of the Burkhan Instruments (as defined in the Merger Agreement), (iii) 25,175,513 shares of Class A Common Stock issuable in connection with the Business Combination, in exchange for the shares of Blaize Common Stock issuable upon the conversion or exercise of convertible notes and warrants to purchase shares of Blaize Common Stock issued by Blaize on or after April 22, 2024, and (iv) up to 15,000,000 Company Earnout Shares that Blaize stockholders and holders of Blaize Options and Blaize RSUs have the right to receive and up to 2,600,000 Burkhan Earnout Shares upon certain triggering events.

(5) Represents 898,250 Private Placement Warrants and 28,750,000 public warrants of BurTech issued and outstanding, all of which warrants will be assumed by New Blaize in connection with the Business Combination and converted into warrants to acquire the same number of shares of New Blaize Common Stock at the same price and on the same terms set forth in the BurTech Warrant Agreement.

(6) Represents the maximum number of shares of BurTech Class A Common Stock issuable upon exercise of warrants pursuant to their terms. Each whole warrant will entitle the warrant holder to purchase one share of BurTech Class A Common Stock at a price of $11.50 per share.

(7) Pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price is $11.30, based on the average of the high ($11.32) and low ($11.28) prices of the shares of BurTech Class A Common Stock on The Nasdaq Global Market on October 4, 2024 (such date being within five business days of the date that this proxy statement/prospectus was filed with the SEC).

(8) Pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price is $11.23, based on the average of the high ($11.23) and low ($11.22) prices of the shares of BurTech Class A Common Stock on The Nasdaq Global Market on September 3, 2024 (such date being within five business days of the date that the Amendment No. 1 to the registration statement on Form S-4 (File Number: 333-280889) was filed with the SEC).

(9) No separate registration fee is required pursuant to Rule 457(g) of the Securities Act.

(10) Pursuant to Rule 457(g) of the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price of the Class A Common Stock underlying the warrants is calculated on the basis of (a) the exercise price of $11.50 per share, plus (b) $0.20, which is the average of the high ($0.23) and low ($0.17) prices of the BurTech warrants on The Nasdaq Global Market on September 3, 2024 (such date being within five business days of the date that the Amendment No. 1 to the registration statement on Form S-4 (File Number: 333-280889) was filed with the SEC). Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the warrants has been allocated to the New Blaize Class A Common Stock issuable upon exercise of the BurTech warrants and included in the registration fee paid in respect of such shares of New Blaize Class A Common Stock.

(11) Represents the fee previously paid in connection with the registration statement on Form S-4 (File Number: 333-280889), filed on September 6, 2024.